Exhibit 4.06







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                         FOURTH SUPPLEMENT TO INDENTURE
                         ------------------------------


                           HAYNES INTERNATIONAL, INC.

                                       and

                       FLEET NATIONAL BANK OF CONNECTICUT

                               (formerly known as
                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,

                                formerly known as
                         THE CONNECTICUT NATIONAL BANK),

                                     Trustee



                             Dated January 31, 1996


     Fourth Supplement to Indenture dated as of August 31, 1989 by and between Haynes Acquisition Corporation and The Connecticut National Bank, Trustee, as supplemented by a First Supplement to Indenture dated August 31, 1989, a Second Supplement to Indenture dated February 2, 1990 and a Third Supplement to Indenture dated February 9, 1995, relating to 13 1/2% Senior Subordinated Notes Due 1999.




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
                         FOURTH SUPPLEMENT TO INDENTURE
                         ------------------------------


     FOURTH SUPPLEMENT TO INDENTURE dated as of January 31, 1996, by and between Haynes International, Inc., a Delaware corporation (the "Company"), and Fleet National Bank of Connecticut (formerly known as Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank), as trustee under the Indenture hereinafter mentioned (in such capacity, the "Trustee").

     WHEREAS, the Company and the Trustee heretofore executed an Indenture dated as of August 31, 1989 (the "Original Indenture") as supplemented by a First Supplement to Indenture dated August 31, 1989 (the "First Supplement"), a Second Supplement to Indenture dated February 2, 1990 (the "Second Supplement") and a Third Supplement to Indenture dated February 9, 1995 (the "Third Supplement" and, collectively with the Original Indenture, the First Supplement and Second Supplement, the "Indenture"), providing for the issuance of the Company's 13 1/2% Senior Subordinated Notes Due 1999 (the "Securities"); and

     WHEREAS, there have been issued and are now outstanding under the Indenture, Securities in the aggregate principal amount of $90,000,000; and

     WHEREAS, following the execution and delivery of the Third Supplement, Shawmut Bank Connecticut, National Association changed its name to Fleet National Bank of Connecticut; and

     WHEREAS, the Company desires in and by this Fourth Supplement to Indenture, pursuant to and as contemplated by Section 9.02 of the Indenture, to amend the
                                   ------------
Indenture as set forth herein; and

     WHEREAS, all things necessary to make this Fourth Supplement to Indenture a valid agreement of the Company in accordance with its terms, have been done;

     NOW, THEREFORE, THIS FOURTH SUPPLEMENT TO INDENTURE WITNESSETH, that, for and in consideration of the premises, the Company agrees with the Trustee as follows:

                                   ARTICLE I.

                             AMENDMENTS TO INDENTURE
                             -----------------------

     Section 1.01.  Amendment of Section 4.12(b)(xii)Section 4.12(b)(xii) of the
     ------------   -----------------------------------------------------
Indenture is hereby amended to read as follows:

          "(xii)    Other Indebtedness of the Company in an aggregate
     principal amount at any one time outstanding not to exceed an amount equal to $20,000,000; and"

     Section 1.02.  Amendment of Section 9.02The first paragraph of Section 9.02
     ------------   -------------------------                       ------------
of the Indenture is hereby amended to read as
follows (the second, third, fourth and fifth paragraphs of Section 9.02 shall
                                                           ------------
remain unchanged):

          "Section 9.02.  With Consent of Holders.  Except as otherwise set
           -------------  -----------------------
     forth herein, the Company and the Trustee may amend any provision of either this Indenture (including Article Ten) or the Securities with the written consent of the Holders of at least a majority of the principal amount of the Securities then outstanding. Except as otherwise set forth herein, the Holders of at least a majority of the principal amount of the then outstanding Securities may waive compliance by the Company or any other obligor under this Indenture with any such provision in writing. However, neither the definition of "Change of Control" in Section 1.01 nor Section 4.16 of this Indenture shall be amended, nor may compliance with such provisions be waived, without the written consent of the Holders of at least 75% of the principal amount of the Securities then outstanding. Further, without the written consent of each Security-holder affected, an amendment or waiver under this Section may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

               (2) reduce the rate of or change the time for payment of interest on any Security;

               (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto or change the amount or time of any payment required by paragraph 6 of the Securities, provided that this clause (3)
                                         --------
          shall not apply to the provisions of Section 4.13 or 4.16;

               (4) make any Security payable in money other than that stated in the Security; or

               (5) make any change in Sections 6.04 or 6.07 or the third or fourth sentence of this Section."

                                   ARTICLE II.

                                SUNDRY PROVISIONS
                                -----------------

     Section 2.01.  Instruments to be Read Together. This Fourth Supplement to
     ------------   -------------------------------
Indenture is supplemental to and in implementation of the Indenture; and the Original Indenture, the First Supplement, the Second Supplement, the Third Supplement and this Fourth Supplement to Indenture shall henceforth be read together.





































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
     Section 2.02.  Certification. The Company hereby certifies to the Trustee
     ------------   -------------
that the execution and delivery of this Fourth Supplement to Indenture and the effectuation of the amendments contemplated thereby have been authorized by the Company and that the consent of the Holders of at least a majority of the aggregate principal amount of the Securities outstanding on the date hereof has been obtained.

     Section 2.03.  Confirmation.  The Indenture as amended and supplemented by
     ------------   ------------
this Fourth Supplement to Indenture is in all respects confirmed and preserved.

     Section 2.04.  Terms Defined. All terms defined elsewhere in the Indenture
     ------------   -------------
have the same meanings herein.

     Section 2.05.  Counterparts.  This Fourth Supplement to Indenture may be
     ------------   ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 2.06.  Effectiveness. The provisions of this Fourth Supplement to
     ------------   -------------
Indenture will take effect immediately upon its execution and delivery by the Trustee.

     Section 2.07.  Governing Law. This Fourth Supplement to Indenture shall be
     ------------   -------------
construed in accordance with and governed by the laws of the State of New York to the extent provided in Section 11.10 of the Indenture.
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
     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplement to Indenture to be duly executed, all as of the date and year first above written.

                                   HAYNES INTERNATIONAL, INC.



                                   By: /s/ MICHAEL D. AUSTIN
                                       ---------------------------
                                       Michael D. Austin
                                       President


                                   FLEET NATIONAL BANK OF
                                   CONNECTICUT, Trustee



                                   By: /s/ ROBERT L. REYNOLDS
                                       ---------------------------
                                       Robert L. Reynolds
                                       Vice President

     The undersigned holders of a majority of the principal amount of the Securities outstanding on the date hereof hereby consent to the amendment of the Indenture as and to the extent set forth herein, effective as of the date and year first above written. Each of the undersigned represents that the custodian designated in parentheses below holds the Securities for the benefit of the undersigned, and that the undersigned is the beneficial owner of the Securities listed.


Holder                                            Principal Amount
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
IDS Extra Income Fund, Inc. (1st Trust National Bank)  $  8,000,000



By:  /s/ PETER J. ANDERSON
     --------------------------
     Name:  Peter J. Anderson

     Title:  Vice President - Investments

Eos Partners (Goldman Sachs)                           $  2,290,000



By:  /s/ BRIAN D. YOUNG
     ---------------------------
     Name:  Brian D. Young

     Title:  General Partner

Franklin Principal Maturity Trust (Bank of America)    $ 8,500,000



By:  /s/ CHAUNCEY LUFKIN
     ----------------------------
     Name:  Chauncey Lufkin

     Title:  Portfolia Manager

International Nederlanden (U.S.) Capital Corp.         $ 5,500,000
(Chemical Bank)



By:  /s/ GEOFFREY W. ARENS
     ---------------------------
     Name:  Geoffrey W. Arens

     Title:  Vice President

Bennett Restructuring Fund, L.P. (Bear Stearns)        $ 12,970,000


By:  Restructuring Capital Associates, L.P.,
     General Partner


By:  /s/ JAMES D. BENNETT
     ---------------------------
     Name:  James D. Bennett

     Title: President of the General Partner of the General Partner

RF Account (Bear Stearns)                              $  1,170,000
































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

By:  Restructuring Capital Associates, L.P.,
     Investment Manager


By:  /s/ JAMES D. BENNETT
     ---------------------------
     Name:  James D. Bennett

     Title: President of the General Partner of the Investment Manager

Bennett Offshore Restructuring Fund, Inc.
(Bear Stearns)                                         $ 2,360,000


By:  Bennett Offshore Investment Corp.
     Investment Manager


By:  /s/ JAMES D. BENNETT
     ---------------------------
     Name:  James D. Bennett

     Title:  President of the Investment Manager


BT Securities Corp. (no custodian)                     $ 6,700,000


By:  /s/ JAMES LANG
     ---------------------------
     Name:  James Lang

     Title:  Assistant Treasurer

















































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